Exhibit 10.13
TECHTEAM GLOBAL, INC.
2006 INCENTIVE STOCK AND AWARDS PLAN
     1. PURPOSE AND EFFECTIVE DATE.
     (a) Purpose. The TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as the same may be amended from time to time (the “Plan”), is intended to (i) attract and retain outstanding individuals to serve as officers, employees, non-employee members of the Company’s Board, consultants and advisors; and (ii) to increase shareholder value. The Plan will provide participants’ incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive other incentive compensation, on the potentially favorable terms that this Plan provides.
     (b) Effective Date. The Plan is effective as of June 23, 2006 (the “Effective Date”), contingent on shareholder approval of the Plan. Upon shareholder approval of the Plan, the Company’s 2004 Incentive Stock and Awards Plan (the “Prior Plan”) shall terminate as of the Effective Date. Any awards granted between the Effective Date and the date the Company’s shareholders approve this Plan shall be considered granted under this Plan; provided that if Company’s shareholders do not approve this Plan, such awards shall be considered granted under the Prior Plan.
     2. DEFINITIONS.
          Capitalized terms used in this Plan have the following meanings:
     (a) “Administrator” means the Board with respect to Eligible Directors and the Committee with respect to all other eligible individuals.
     (b) “Affiliate” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least twenty percent (20%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.
     (c) “Award” means grants of Options, Performance Shares or Restricted Stock under this Plan.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Change of Control” means the occurrence of any one of the following events:
     (i) The sale of all then outstanding shares of common stock of the Company or fifty-one percent (51%) of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors to any person (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) other than (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, or(C) an underwriter temporarily holding securities pursuant to an offering of such securities; or
     (ii) The consummation of the sale or other disposition of all or substantially all of the assets or operations of the Company.
Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award is triggered upon a “Change of Control,” then the foregoing definition shall be deemed amended to the extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.
     (f) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of a Share, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of a Share, calculated on the date of surrender of the relevant Award in accordance with Section 14(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.
     (g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
     (h) “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).
     (i) “Common Stock” means the common stock of the Company.
     (j) “Company” means TechTeam Global, Inc., a Delaware corporation, or any successor thereto.
     (k) “Date of Grant” means, with respect to an Option, the date on which the Administrator takes action to approve such Option, or any future date specified by the Administrator.
     (l) “Director Options” means the Options granted to Eligible Directors under Section 8 during the Company’s 2006 fiscal year.
     (m) “Directors Stock” means the Company’s Common Stock issued to Eligible Directors under Section 9.
     (n) “Eligible Director” means a non-employee director elected or appointed to the Board.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
     (p) “Exercise Price” means, with respect to an Option, the price per share at which a Participant may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, in no event shall the Exercise Price of any Common Stock subject to an Option granted under the Plan be less than the Fair Market Value of the Company’s Common Stock, determined as of the Date of Grant.
     (q) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used.
     (r) “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.
     (s) “Participant” means an officer or other employee of the Company or its Affiliates, or an individual that the Company or an Affiliate has engaged to become an officer or employee, an Eligible Director of the Company, or a consultant or advisor who provides services to the Company or its Affiliates, who the Administrator designates to receive an Award under this Plan; provided that Eligible Directors shall automatically be considered Participants for purposes of Sections 8 and 9.
     (t) “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Administrator determines will not be considered “performance based compensation” under Code Section 162(m) or for purposes of exercising negative discretion in connection with an Award that is considered “performance based compensation” under Code Section 162(m), such other goals as the Administrator may establish in its discretion including subjective, individual criteria.
     (u) “Performance Shares” means the right to receive Shares to the extent one or more Performance Goals are achieved during the period of time specified by the Administrator consisting of one or more full fiscal years of the Company, a Subsidiary or Affiliate.
     (v) “Plan” means this TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as amended from time to time.
     (w) “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals during the period specified by the Administrator and/or upon the completion of a period of service, as determined by the Administrator.
     (x) “Section 16 Participants” means officers or consultants of the Company who are subject to the provisions of Section 16 of the Exchange Act.
     (y) “Share” means a share of Common Stock.
     (z) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in the chain.
     3. ADMINISTRATION.
     (a) Administrator Administration. The Administrator has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan. A majority of the members of the Committee will constitute a quorum, and a majority of the Committee’s members must make all determinations of the Committee. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Administrator determinations are final and binding.
     (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee, any or all of the authority and responsibility of their respective authority hereunder. However, no such delegation is permitted with respect to Awards made to or an Award held by individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised, unless the delegation is to a committee or sub-committee consisting entirely of non-employee directors who qualify as such under Rule 16b-3(b) of the Exchange Act. If the Board or Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, sub-committee or one or more officers to the extent of such delegation.
     (c) No Liability. No member of the Board or the Committee, and no officer, to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individuals to the maximum extent that the law and the Company’s bylaws permit.
     4. ELIGIBILITY. The Administrator may designate from time to time the Participants to receive Awards under this Plan. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. Notwithstanding the foregoing, Eligible Directors shall automatically be Participants with respect to grants of Director Options as provided in Section 8.
     5. DISCRETIONARY GRANTS OF AWARDS.
          Except with respect to grants of Director Options for the Company’s 2006 fiscal year, and subject to the terms of this Plan, the Administrator has full power and authority to: (a) determine the type or types of Awards to be granted to each Participant; (b) determine the number of Shares with respect to which an Award is made; and (c) determine any terms and conditions of any Award granted to a Participant. Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
     6. SHARES RESERVED UNDER THIS PLAN.
     (a) Plan Reserve. An aggregate of 2,300,000 Shares are reserved for issuance under this Plan. Not more than 1,000,000 of the reserved Shares may be issued pursuant to incentive stock options and not more than 800,000 of the reserved Shares may be issued pursuant to Restricted Stock and Performance Shares. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. The limitations of this subsection are subject to adjustments as provided in Section 14.
     (b) Replenishment of Shares Under this Plan. If an Award lapses, expires, terminates or is cancelled without the issuance of Shares or payment of cash under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock or pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan as determined under subsection (a), including issuance as Restricted Stock, but such shares may not be issued pursuant to incentive stock options.

     (c) Participant Limitations. Subject to adjustment as provided in Section 14, no Participant may be granted Awards under this Plan that could result in such Participant: (i) receiving in any single fiscal year of the Company Options for more than 150,000 Shares, (ii) receiving Awards of Restricted Stock in any single fiscal year of the Company for more than 25,000 Shares, and (iii) receiving Awards with respect to Performance Shares in any single fiscal year of the Company relating to more than 25,000 Shares. In all cases, determinations under this Section 6 should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides. For the 2006 fiscal year, awards granted under the Prior Plan shall count against the limits described in this subsection (c).
     7. OPTIONS.
     (a) Eligibility. The Administrator may grant Options to any Participant it selects. The Administrator must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a corporate Subsidiary may receive grants of incentive stock options.
     (b) Terms and Conditions of Options. The Administrator will establish the Exercise Price for an Option. An Option will be exercisable at such times and subject to such conditions as the Administrator specifies, except that the Option must terminate no later than 10 years after the Date of Grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Committee determines otherwise.
     8. DIRECTOR OPTIONS
     (a) Option Grants. All Eligible Directors shall be eligible to receive grants of Director Options under the Plan for the Company’s 2006 fiscal year. On June 23, 2006, the Company shall grant Director Options entitling the Eligible Directors to purchase shares of Common Stock from the Company in quantities determined based upon the table below and the Eligible Director’s responsibilities on that date, at an Exercise Price equal to the Fair Market Value of the Common Stock determined as of the Date of Grant, and on such terms and conditions (not inconsistent with the terms of the Plan) as the Committee may establish:

Board of Directors	Options
All Board Members	10,000	per year
Board Chairman	8,000	per year
Committee Chairman	4,000	per year
Committee Members	2,000	per year
If an Eligible Director is first appointed or elected to the Board, or is appointed as Board Chairman, after June 23, 2006 and prior to January 1, 2007, such Eligible Director shall receive a grant of a Director Option, effective on the date of such appointment or election, for a number of shares of Common Stock equal to the number specified above prorated to reflect the number of months between the date of such initial appointment or election to the following May 31.
All Director Options granted under the Plan shall vest and become exercisable on the 6-month anniversary of the Date of Grant.
     (b) Expiration Date. Notwithstanding any other provision of the Plan, no Director Option shall be exercisable after the tenth (10th) anniversary of the Date of Grant of such Director Option.
     (c) Exercise Procedures and Termination of Service. Each Director Option granted under the Plan shall be exercised by providing written notice to the Company, together with payment of the Exercise Price and any applicable taxes, which notice and payment must be received by the Company on or before the date such Director Option expires pursuant to Section 8 (b) hereof. In the event an Eligible Director ceases to be a member of the Board for any reason after a Director Option is vested, the Eligible Director may exercise his Director Option for a period of one (1) year following the date of his termination as a Board member, or if earlier, until the expiration date of such Director Option.
     (d) Termination of Automatic Grants. Effective January 1, 2007, this Section 8 shall cease to be effective and Eligible Directors shall be eligible to receive grants of Awards under the Plan as determined in the discretion of the Board pursuant to the remaining provisions of the Plan.
     9. DIRECTOR STOCK COMPENSATION
Each Eligible Director shall receive all or a portion of his director fees in Shares, as the Board shall determine from time to time. In addition, an Eligible Director may elect to receive up to 100% of his director fees that would otherwise be paid in cash in the form of Shares pursuant to the procedures and designated window periods established by the Company or the Board. If any director fees are deferred in accordance with a deferred compensation plan established by the Company and are payable in shares of Common Stock, such shares shall be issued under this Plan.
     10. PERFORMANCE AND STOCK AWARDS.
     (a) Eligibility for Performance and Stock Awards. The Administrator may grant awards of Restricted Stock or Performance Shares to Participants the Administrator selects.
     (b) Terms and Conditions. Each award of Restricted Stock or Performance Shares may be subject to such terms and conditions as the Administrator determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award. However, an award of Restricted Stock must have a restriction period of at least one year. Notwithstanding the foregoing, the Administrator may provide that the restrictions imposed on Restricted Stock are accelerated, and that all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant’s death, disability or retirement.
     11. TRANSFERABILITY.
          Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Administrator allows and in a manner the Administrator specifies: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer any award.
     12. TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.
     (a) Term. Subject to the right of the Board to terminate the Plan pursuant to Section 12(b), the Plan shall remain in effect until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions; provided that no incentive stock option may be granted under the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.
     (b) Termination and Amendment. The Board or Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
     (i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded;
     (ii) Shareholders must approve any amendment of this Plan if required by law or stock exchange rules, including but not limited to: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act, (B) the Code or any rules promulgated thereunder, or (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded; and
     (iii) Shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 14); (B) an amendment to shorten the restriction periods specified in Section 10(b); or (C) an amendment to impair the protections of Section 12(f).
     (c) Amendment, Modification or Cancellation of Awards. Except as provided in subsection (f) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Administrator may modify or amend the terms and conditions applicable to any Awards (including the Plan provisions affecting an Award); provided that any modification, amendment or cancellation that adversely affects the rights of a Participant under an Award must be consented to by the Participant (or any other persons as may then have an interest in the Award). Notwithstanding the foregoing, the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 14, or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.
     (d) Survival of Administrator Authority and Awards. Notwithstanding the foregoing, the authority of the Administrator to administer this Plan and modify or amend an Award, and the authority of the Board or Committee to amend the Plan, may extend beyond the date of this Plan’s termination, but no Awards may be granted after the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
     (e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the date of grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.
     (f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.
     13. TAXES.
          The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may permit a Participant to pay all or a portion of the foreign, federal, state and local withholding taxes arising upon exercise, vesting or payment of any Award (including the issuance of Shares under an Award) by electing to (i) have the Company withhold vested Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a fair market value equal to the amount to be withheld; however, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to preserve favorable accounting treatment. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise, as the Committee requires. The Fair Market Value of a fractional Share remaining after payment of the withholding taxes may be paid to the Participant in cash.
     14. ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.
     (a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares that may be granted as Restricted Stock or issued pursuant to incentive stock options), or that may be granted to a Participant in any fiscal year, and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award.
          In any such case, the Administrator may also make provision for a cash payment in an amount determined by the Administrator to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Administrator specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the greatest amount the holder could have received in respect of such Award under subsection (c) and (B) from and after the Change of Control, the Administrator may make such a provision only if the Administrator determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.
          Without limitation, subject to Participants’ rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.
     (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the

Administrator may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.
     (c) Change of Control. Except to the extent the Administrator provides a result more favorable to holders of Awards, in the event of a Change of Control:
     (i) each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was theretofore exercisable (but only to the extent the Option has not been forfeited or cancelled); and (B) shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the Option, an amount of cash equal to the excess of the Change of Control Price (if such surrender occurs on the date of the Change of Control) or the Fair Market Value of a Share on the date of surrender (if such surrender occurs after the date of the Change of Control) of the Shares covered by the Option that is so surrendered over the purchase or grant price of such Shares under the Award;
     (ii) Restricted Stock that is not then vested shall vest upon the date of the Change of Control and each holder of such Restricted Stock shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of such Restricted Stock, an amount of cash equal to the Change of Control Price of such Restricted Stock;
     (iii) each holder of an Award of Performance Shares for which the performance period has not expired shall receive, in exchange for the surrender of the Award, an amount of cash equal to the product of the number of the Performance Shares that would be issued assuming the target Performance Goals for such Award were met and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;
     (iv) each holder of a Performance Share that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share. For purposes of this Section 14, the “value” of a Performance Share shall be based on the Change of Control Price.
          Notwithstanding the foregoing, if the use of the Change of Control Price would cause an Award that would otherwise be exempt from Code Section 409A to become subject to Code Section 409A, then, in lieu of the “Change of Control Price,” the Award holder shall be entitled to a cash payment calculated using the Fair Market Value on the date the Award is surrendered.
     15. MISCELLANEOUS.
     (a) Option Grants. The grant of any Option under this Plan is subject to the following provisions:
     (i) A Participant (or other individual with an interest in an Award) shall have no rights as a shareholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such individual exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option except as permitted by Section 14.
     (ii) The terms of any Option shall be as set forth in a written stock option agreement (an “Option Agreement”) in such form as the Administrator shall from time to time determine. Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Administrator may deem appropriate. No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.
     (b) Other Terms and Conditions. The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
     (i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent, of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
     (ii) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Administrator determines;
     (iii) restrictions on resale or other disposition; and
     (iv) compliance with federal or state securities laws and stock exchange requirements.
     (c) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as an Eligible Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
     (i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
     (ii) a Participant who ceases to be an Eligible Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as an Eligible Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
     (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes an Eligible Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
     (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
          Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.
     (d) Compliance with Rule 16b-3 of the Securities Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the

Securities Exchange Act of 1934, as amended, and in all events the Plan shall be construed in accordance with Rule 16b-3. To the extent any provision of the Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.
     (e) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.
     (f) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
     (g) Requirements of Law. The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.
     (h) Governing Law. This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Michigan, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Oakland, or the Federal District Court for the Eastern District of Michigan in the State of Michigan.
     (i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and the Plan is not to be construed with reference to such titles.
     (j) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.
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